[LETTERHEAD OF SHEARMAN & STERLING LLP]

April 25, 2008

The Persons Listed on

Schedule I Hereto

SLM Student Loan Trust 2005-7:  Class A-3

Ladies and Gentlemen:

You have requested our opinion as to certain U.S. federal income tax consequences related to the remarketing of the Class A-3 Notes by the SLM Student Loan Trust 2005-7 (the "Trust").  The Trust is a Delaware statutory trust that was formed pursuant to a trust agreement, dated as of July 29, 2005, between SLM Funding LLC, a Delaware limited liability company (the "Company"), and The Bank of New York Trust Company, N.A. (as successor by assignment and assumption to Chase Bank USA, National Association, formerly known as Chase Manhattan Bank USA, National Association) not in its individual capacity but solely in its capacity as the eligible lender trustee for the Trust (the “Eligible Lender Trustee”).  Capitalized terms used herein and not otherwise defined are used as defined in the indenture, dated August 1, 2005 (the “Indenture”), between the Trust, the Eligible Lender trustee and Deutsche Bank Trust Company Americas (not in its individual capacity but solely in its capacity as the indenture trustee with respect to the Trust), including, without limitation, Appendix A thereto.

We have participated in the preparation of the prospectus (the "Prospectus") dated August 1, 2005, the supplemental prospectus (the "Prospectus Supplement") to the Prospectus dated August 3, 2005, the Registration Statement on Form S-3, File No. 333-103545, filed with the Securities and Exchange Commission on February 28, 2003, as amended on March 5, 2004, December 22, 2004, January 28, 2005, February 9, 2005, February 15, 2005 and April 4, 2005, and declared effective on February 16, 2005 (the "Effective Date"), of the Company (such Registration Statement, as so amended, the "Registration Statement"), the Preliminary Remarketing Prospectus Supplement dated April 15, 2008 (the “Preliminary Remarketing Prospectus Supplement”), relating to the Remarketing, attached to which is a copy of the Remarketing Base Prospectus dated April 15, 2008 (the “Remarketing Base Prospectus” and, together with the Preliminary Remarketing Prospectus Supplement, the “Preliminary Remarketing Prospectus Supplement”), and the Remarketing Prospectus Supplement for the Class A-3 Notes (the "Remarketing Prospectus Supplement") dated April 25, 2008, attached to which is a copy of the Remarketing Base Prospectus.

Our opinion is based on an examination of the documents we examined in connection with our opinion to you, dated August 11, 2005, with respect to the Class A-3 Notes issued by the Trust (including, without limitation, the Prospectus, the Prospectus Supplement and the Registration Statement), the Preliminary Remarketing Prospectus Supplement, the Remarketing Prospectus Supplement and the Omnibus Amendment No. 2, dated as of April 25, 2008,  to the Administration Agreement and the Indenture.  We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Preliminary Remarketing Prospectus Supplement and the Remarketing Prospectus Supplement as we have considered necessary as a basis for our opinion.  Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions and Treasury regulations thereunder, European Union Council Directive 2003/48/EC of 3 June 2003 on taxation of savings income in the form of interest payments (the "Directive"), and other applicable authorities.  The statutory provisions, regulations and interpretations, the Directive and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively.  In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service or another relevant taxing authority, or sustained, if asserted.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.  We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, are true, correct, validly executed and are in full compliance with applicable law.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

The Class A-3 Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii)

For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii)

The statements set forth under the captions “Summary of Note Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Preliminary Remarketing Prospectus Supplement and in the Remarketing Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Remarketing Base Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(iv)

The statements set forth under the captions “Summary of Note Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Preliminary Remarketing Prospectus Supplement and in the Remarketing Prospectus Supplement and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Remarketing Base Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

In the course of the preparation by the Company of the Preliminary Remarketing Prospectus Supplement and the Remarketing Prospectus Supplement, we have participated in telephone conferences and conversations with certain officers and other representatives of the Trust, the Company and SLM Education Credit Finance Corporation, and other parties to the transactions to which this opinion letter pertains, with respect thereto, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information contained in the Preliminary Remarketing Prospectus Supplement and in the Remarketing Prospectus Supplement.  Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Remarketing Prospectus Supplement and in the Remarketing Prospectus Supplement, on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Preliminary Remarketing Prospectus Supplement and the Remarketing Prospectus Supplement which causes us to believe that, as of its date or as of the date hereof, the Preliminary Remarketing Prospectus Supplement and the Remarketing Prospectus Supplement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We express no opinion with respect to the matters addressed in this opinion other than as set forth above.  We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements.  This opinion is solely for the benefit of the addressees hereof, and is not to be relied upon for any purpose by any other person or entity.  We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive.  Our opinion speaks only as of the date of this letter.  We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG

FRS

GMT

Schedule I

SLM Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Sallie Mae, Inc.

12061 Bluemont Way

Reston, Virginia 20190

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Merrill Lynch World Headquarters

4 World Financial Center
New York,  New York  10080

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

The Bank of New York Trust Company, N.A.
10161 Centurion Parkway
Jacksonville, Florida 32256

Standard & Poor's,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Moody's Investors Service

99 Church Street

New York, New York 10007

Fitch Ratings One State Street Plaza New York, New York 10004